EXHIBIT 5.1

                    [TANNENBAUM DUBIN & ROBINSON, LLP]


                                             May 14, 2001

Industri-Matematik International Corp.
901 Market Street
Suite 475
Wilmington, Delaware 19801

               Re: Registration Statement on Form S-8 Relating to the Industri-Matematik International Corp. 1998 Stock Option Plan, the Industri-Matematik International Corp. 1997 Employee Stock Purchase Plan, and the Industri-Matematik International Corp. Transferable Stock Option Plan (collectively, "Plans")
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Gentlemen:

      This opinion is submitted in connection with the Registration Statement on Form S-8 ("Registration Statement") filed by Industri-Matematik International Corp. ("Company") on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 2,100,000 shares of Common Stock, $.01 par value, of the Company issuable pursuant to the Plans.

      We have examined such corporate documents and records of the Company, certificates of public officials, and such other documents and questions of law as we have deemed necessary or appropriate for the purpose of rendering this opinion.

       In examining the foregoing, we have assumed, without independent verification, the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of documents submitted to us as certified or photostatic copies.
 While nothing has been brought to our attention which leads us to believe that the opinions expressed herein are factually incorrect, we have not, beyond the examination described above, made independent factual investiga-tions for the purpose of rendering this opinion, although we have made such inquiry of officers of the Company as we have deemed necessary for the proper discharge of our responsibilities as counsel to the Company and for the purpose of rendering this opinion. For purposes of this opinion, we have assumed that no shares of Common Stock will be issued pursuant to the Plans against consideration that is less then the Common Stock's par value of $.01 per share.



     Notwithstanding anything herein to the contrary, whether expressly stated or implied, the opinion hereinafter expressed is subject to the following further qualifications and limitations, whether or not a specific reference is made in this opinion to such qualifications and limitations:

          A. The effect of applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws, statutes, or rules of general application relating to, or affecting, the enforcement of creditors' rights generally, now or hereafter in effect.

          B. As we are admitted to practice only in the State of New York, our opinion is limited to the laws of the United States and the State of New York and we offer no opinion as to the possible application of laws of other jurisdiction, provided that insofar as this opinion relates to matters of Delaware law, we have relied upon the opinion of Hunton & Williams, Richmond, Virginia.

          C. The effect of rules of law governing specific performance and injunctive relief and such other principles of equity as the courts having jurisdiction may apply at their discretion whether in a proceeding at law or in equity.

     Based upon the foregoing and upon such other information, documents, and inquiry as we believe necessary to enable us to render this opinion, we are of the opinion that (i) the 1,000,000 new shares of Common Stock issuable under the Industri-Matematik International Corp. 1998 Stock Option Plan, (ii) the 600,000 new shares of Common Stock issuable under the Industri-Matematik International Corp. 1997 Employee Stock Purchase Plan, and (iii) the 500,000 shares of Common Stock issuable under the Industri-Matematik International Corp. Transferable Stock Option Plan, have been duly authorized and, when issued and paid for in accordance with the terms of any option granted under any of those Plans, will be validly issued, fully paid, and non-assessable.

      We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                     Respectfully submitted,

                                     /s/ Tannenbaum Dubin & Robinson, LLP
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                                     TANNENBAUM DUBIN & ROBINSON, LLP